SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TeleCommunication Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☒ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

275 West Street
Annapolis, Maryland 21401

May 5, 2003

Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of TeleCommunication Systems, Inc. (“TCS”) to be held on Thursday, June 12, 2003, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

      The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote (1) FOR the election of the directors nominated, and (2) FOR the approval of the Third Amended and Restated 1997 Stock Incentive Plan.

      The vote of every stockholder is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save TCS the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided.

      I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé
Chairman of the Board
Chief Executive Officer and
President

TELECOMMUNICATION SYSTEMS, INC.

275 West Street, Suite 400
Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TeleCommunication Systems, Inc., a Maryland corporation, will be held on Thursday, June 12, 2003, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401 for the following purposes:

1.	To elect directors to hold office until the Annual Meeting of Stockholders that is to be held in 2004, and until their respective successors are duly elected and qualify (the Board of Directors recommends a vote FOR the election of the nominated directors);

2.	Consideration of a proposal to approve the Third Amended and Restated 1997 Stock Incentive Plan (the Board of Directors recommends a vote FOR such proposal);

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Pursuant to the Bylaws of TeleCommunication Systems, Inc., its Board of Directors has fixed the close of business on April 30, 2003 as the record date for the determination of those stockholders who will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments or postponements thereof.

      If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, the Company will accept proof of ownership only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of April 30, 2003.

      Whether or not you expect to attend, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Bruce A. White
Secretary
Annapolis, Maryland
May 5, 2003

TeleCommunication Systems, Inc.

275 West Street, Suite 400
Annapolis, Maryland 21401

PROXY STATEMENT

GENERAL INFORMATION

Why Am I Receiving this Proxy Statement and Proxy Card?

      You are receiving this Proxy Statement and a proxy card because you own shares of Common Stock in TeleCommunication Systems, Inc. (“TCS” or the “Company”). This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Thomas M. Brandt, Jr. and Bruce A. White as your proxies at the Annual Meeting. Mr. Brandt and Mr. White will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This Proxy Statement is being mailed to you on or about May 5, 2003.

      If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Brandt and Mr. White will vote your shares, under your proxy, in accordance with their best judgment.

Who Is Soliciting this Proxy?

      The TCS Board of Directors is soliciting the proxy card enclosed with this Proxy Statement.

What Is the Purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include:

•	election of directors to hold office until the Annual Meeting of Stockholders that is to be held in 2004, and until their respective successors are duly elected and qualify; and

•	consideration of a proposal to approve the Third Amended and Restated 1997 Stock Incentive Plan.

Who Is Entitled to Vote?

      Only stockholders of record at the close of business on the record date, April 30, 2003, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on April 30, 2003, 19,742,661 shares of TCS Class A Common Stock and 9,849,960 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

      Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

      Only stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

How Many Votes Do We Need to Hold the Annual Meeting?

      In order to conduct business at the Annual Meeting, our Bylaws require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum.” Proxy cards received by us but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Annual Meeting; but shares held by a broker that are not voted on any matter will not be included in the calculations of whether a quorum is present.

How Do I Vote?

      You May Vote by Mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted:

•	to elect the directors listed in this Proxy Statement to hold office until the Annual Meeting of Stockholders that is to be held in 2004, and until their respective successors are duly elected and qualify, and

•	to approve the Third Amended and Restated 1997 Stock Incentive Plan.

      You May Vote in Person at the Annual Meeting. Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Messrs. Brandt and White by mailing to Mr. White, the Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, TCS’ offices, 275 West Street, Annapolis, Maryland 21401. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. You can also revoke your proxy at the Annual Meeting on a form that we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates.

What If I Wish to Abstain from Voting on a Proposal or Withhold Authority from Voting on the Election of a Particular Director or Directors?

      If you wish to abstain from voting on a proposal or withhold authority from voting on the election of a particular director or directors, you may do so by marking “ABSTAIN” or “WITHHOLD AUTHORITY,” as applicable, on the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the number of votes cast.

      We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the Annual Meeting.

Who Pays the Cost of Solicitation of My Proxy?

      The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals and Nominations for the Election of Directors for the 2004 Annual Meeting of Stockholders Due?

      The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Company’s Bylaws and the rules of the Securities and Exchange Commission (“SEC”), to participate in the governance of the Company by submitting proposals that they believe merit consideration and nominations for the election of directors at the Annual Meeting of Stockholders to be held in 2004. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the Proxy Statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any such proposal be received by the Company in writing no later than January 6, 2004. Any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if it is received by the Company earlier than January 6, 2004 or later than February 5, 2004. Any stockholder proposal or director nomination must also be in compliance with the Company’s Bylaws. Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2004 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at 275 West Street, Annapolis, Maryland 21401. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

What Are The Board’s Recommendations?

      Unless you give other instructions on your proxy card, Messrs. Brandt and White will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	to elect the directors listed in this Proxy Statement to hold office until the Annual Meeting of Stockholders that is to be held in 2004, and until their respective successors are duly elected and qualify; and

•	to approve the Third Amended and Restated 1997 Stock Incentive Plan.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion.

What Vote Is Required to Approve Each Item?

Election of Directors.

      If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares that are not voted, whether by marking “WITHHOLD AUTHORITY” on your proxy card, or held by a broker and are not voted have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” the five nominees for director.

Approval of the Third Amended and Restated 1997 Stock Incentive Plan.

      If a quorum is present, the approval of the Third Amended and Restated 1997 Stock Incentive Plan requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the Third Amended and Restated 1997 Stock Incentive Plan will not be voted. Accordingly, abstentions and shares not voted by brokers will have no impact on the vote concerning this proposal.

ITEM 1 — ELECTION OF DIRECTORS

      At the Annual Meeting, five directors are to be elected, each to hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. The number of directors which constitutes our Board of Directors is currently set at seven, however only five directors have been nominated for re-election. All five of the nominated directors are currently serving as a director on our Board of Directors. The remaining two directors do not wish to stand for re-election. Accordingly, the maximum number of directors that you may vote for is five.

      Unless otherwise specified, your proxy will be voted “FOR” the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy to vote for a substitute of their choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. All of the nominees are current members of the Board of Directors.

Directors Standing for Election

      The Board of Directors met six times in 2002. Regular meetings of the Board are held quarterly. In addition to the four regularly scheduled meetings in 2002, the Board had two special meetings. Each director attended at least 75% of the combined total number of meetings of the Board of Directors and Board committees of which they were a member.

      Five of our current directors are standing for re-election. If any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      The Board recommends a vote “FOR” the nominees.

      The following are the nominees for director to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, except in the event of death, resignation or removal.

Name	Age	Position

Maurice B. Tosé	46	President, Chief Executive Officer and Chairman of the Board
Clyde A. Heintzelman	64	Director
Richard A. Kozak	57	Director
Weldon H. Latham	56	Director
Byron F. Marchant	45	Director

      Maurice B. Tosé has served as TCS’ Chief Executive Officer and Chairman of the Board since December 1999. He has been its President since he founded the Company in 1987. From 1986 to 1987, Mr. Tosé was Director of U.S. Department of Defense Programs for Techmatics, Inc., a systems integration company. Mr. Tosé was a member of the United States Navy for eight years. Currently, he is a Commander in the U.S. Naval Reserves. During his military career, Mr. Tosé held various technical management positions on ships at sea as well as staff positions at the U.S. Naval Academy and the U.S. Secretary of Defense. Mr. Tosé holds a B.S. degree in Operations Analysis from the U.S. Naval Academy.

      Clyde A. Heintzelman joined the Board of Directors in December 1999. Mr. Heintzelman has been the Chairman of the Board of Optelecom, Inc. since February 2000. Prior to joining Optelecom, Mr. Heintzelman was the President of Net2000 Communications, from November 1999 to May 2001. From December 1998 to November 1999, Mr. Heintzelman was the President and Chief Executive Officer of SAVVIS Communications Corporation, a networking and Internet solutions company. From 1995 to 1998, Mr. Heintzelman was the President and Chief Operating Officer of DIGEX, Inc. Prior to joining DIGEX, Inc., Mr. Heintzelman was a General Manager for Bell Atlantic. Mr. Heintzelman also serves on the Board of Directors of SAVVIS Communications Corporation. Mr. Heintzelman holds a B.A. degree in Marketing from the University of Delaware.

      Richard A. Kozak joined the Board of Directors in December 1999. Mr. Kozak, in 1998, founded and has been the Chief Executive Officer and Chairman of the Board of Directors of 1eEurope, Ltd., formerly Galileo Communications, Ltd., a portfolio of companies focused on providing integrated e-business solutions to mid and large-size companies throughout Europe. From 1993 to 1997, Mr. Kozak was the President and Chief Executive Officer and member of the Board of Directors of American Communications Services, Inc., now known as e.spire Communications, Inc., which he co-founded in 1993. Prior to forming American Communications Services, Inc., Mr. Kozak was the President of the Southern Division of MFS Communications, which was acquired by MCI WorldCom. From 1986 through 1989, Mr. Kozak was Vice President and General Manager of Global Messaging Services for GTE Telenet, now part of Sprint International. He holds a B.S. degree in Engineering from Brown University and an M.B.A. in Finance from The George Washington University School of Government and Business Administration. He is a former member of the Dingman School of Entrepreneurship at the University of Maryland.

      Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham has been a senior partner at the law firm of Holland & Knight since August 2000. From 1992 to 2000, Mr. Latham was a partner at the law firm of Shaw Pittman Potts & Trowbridge. From 1986 to 1992, Mr. Latham was a managing partner of the Virginia office of the law firm Reed Smith. From 1981-1986, Mr. Latham was the Vice President and General Counsel of Sterling Systems Inc., a software company that was acquired by Planning Research Corporation (PRC). Mr. Latham was appointed Executive Assistant and Counsel to the PRC Chairman and CEO. From 1979 to 1981, Mr. Latham served as General Deputy Assistant Secretary, U.S. Department of Housing and Urban Development and previously served as Assistant General Counsel, Executive Office of the President (OMB) from 1973 to 1976. Mr. Latham holds a B.A. degree in Business Administration from Howard University, a J.D. degree from Georgetown University Law Center, and an executive management certificate from the Amos Tuck Business School at Dartmouth College.

      Byron F. Marchant joined the Board of Directors in December 1999. Mr. Marchant has been the Executive Vice President, General Counsel and Chief Administrative Officer of Black Entertainment Television, Inc. (BET) since 1997. Prior to joining BET, Mr. Marchant was a partner in the law firm Patton Boggs, LLP. From 1995 to 1996, Mr. Marchant was TCS’ Senior Vice President and General Counsel. Additional positions that Mr. Marchant has held include Senior Legal Advisor to an FCC Commissioner and an attorney with the law firm Sidley & Austin. Mr. Marchant also serves on the Board of Directors of Public Education Network, Cable Positive, DC Chamber of Commerce and BET.com, LLC. the Executive Committee of the Federal Communications Bar Association Foundation, and the Northern Virginia Business Roundtable. Mr. Marchant holds a B.S. degree from the U.S. Naval Academy and a J.D. degree from the University of Virginia Law School.

      Directors who are not employees of TCS (that is, each director other than Mr. Tosé) are paid a fee of $1,500 for each Board meeting and $1,000 for each committee meeting in which the director participates in person, and $750 for each Board meeting and $500 for each committee meeting in which the director participates by phone. Generally, each director is granted restricted stock or options to purchase 15,000 shares of TCS stock under our Amended and Restated 1997 Stock Incentive Plan for each year of service on the Board. These restricted shares or options vest at the end of each annual term of service on the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with their activities on TCS’ behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2003. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

      The following table lists the number of shares of Class A common stock and Class B common stock beneficially owned by directors and named executive officers of the Company as of April 30, 2003.

			Percentage of Shares
	Shares Beneficially Owned		Beneficially Owned
Name and Address of
Beneficial Owner(1)	A Shares	B Shares(3)	A Shares	B Shares

Maurice B. Tosé(2)	955,793	9,849,960	4.8%	100%
Richard A. Young(4)	429,549	—	2.1%	—
Thomas M. Brandt, Jr.(5)	406,410	—	2.0%	—
Drew A. Morin(6)	841,464	—	4.2%	—
Timothy J. Lorello(7)	516,740	—	2.6%	—
William J. Todd(8)	77,500	—	*
Kevin M. Webb(9)	165,000	—	*	—
Andrew C. Barrett(10)	47,233	—	*	—
Clyde A. Heintzelman(11)	68,733	—	*	—
Richard A. Kozak(12)	69,033	—	*	—
Weldon H. Latham(13)	68,733	—	*	—
Byron F. Marchant(11)	68,733	—	*	—
Daniel K. Tseung(14)	47,109	—	*	—
Signal Equity Partners, L.P.(15)	1,640,240	—	8.3%	—
GE Capital Equity Investments, Inc.(16)	1,557,740	—	7.8%	—
Firsthand Capital Management, Inc.(17)	1,473,920	—	7.4%	—
All directors and executive officers as a group(13 persons)(18)	3,762,030	9,675,207	19.0%	100%

*	Less than 1%.

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401.

(2)	Includes 272,050 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 120,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Tosé is deemed to beneficially own 173,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, 173,995 shares of Class A Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s extended family, and 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(3)	The holders of Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(4)	Includes 122,399 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 90,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Young is deemed to beneficially own 50,000 shares of Class A Common Stock held in a trust for the benefit of Mr. Young’s wife and children. Mr. Young disclaims beneficial ownership of all of these shares.

(5)	Includes 245,669 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 85,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370 shares of Class A Common Stock held in a trust for the benefit of Mr. Brandt’s wife. Mr. Brandt disclaims beneficial ownership of all the shares in the trust and all the shares held by his daughter.

(6)	Includes 83,290 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 85,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Morin is deemed to beneficially own 256,854 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and children. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Includes 131,036 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 55,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 236,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Includes 42,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 35,000 shares of restricted Class A Common Stock.

(9)	Includes 110,000 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 55,000 shares of restricted Class A Common Stock.

(10)	Includes 46,233 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003.

(11)	Consists of 68,733 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003.

(12)	Includes 68,733 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003.

(13)	Includes 53,322 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003.

(14)	Consists of 47,109 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003.

(15)	According to a Form 4 filed with the SEC on March 14, 2001, the address of Signal Equity Partners, LP is 10 East 53rd Street, New York, New York 10022.

(16)	According to a Schedule 13G filed with the SEC on February 14, 2002, the address of GE Capital Equity Investments, Inc. is 260 Long Ridge Road, Stamford, Connecticut 06927.

(17)	According to a Schedule 13G filed with the SEC on February 13, 2003, the address of Firsthand Capital Management, Inc. is 125 South Market, Suite 1200, San Jose, California 95133.

(18)	Includes an aggregate of 1,359,807 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 525,000 shares of restricted Class A Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons that own more than 10% of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Copies of these reports must be filed with us. Based solely on our review of the copies of these reports filed with us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were filed in 2002 except for one report for each of three executives, all of whom terminated their employment with us in early 2002.

Committees of the Board of Directors

     Audit Committee

      The Audit Committee consists of Messrs. Kozak, Heintzelman and Marchant. Mr. Kozak serves as Chairman of the Audit Committee. Each member of the Audit Committee is independent as defined in by the NASDAQ National Market standards governing the qualification of Audit Committee members. The Board of Directors approved a written charter of the Audit Committee that defines its roles and responsibilities, which is attached as Appendix A to this Proxy Statement. The Audit Committee held four quarterly meetings in 2002 to review quarterly operating results, and two special meetings to review (1) the fiscal year 2001 audit and Annual Report on Form 10-K, and (2) the independent public auditors plan for conducting the audit of fiscal year 2002.

     Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and selects the independent public auditors, reviews with the independent public auditors the plans and results of the audit engagement, approves professional services provided by the independent public auditors, reviews the independence of the independent public auditors, approves all audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In discharging its responsibilities, the Audit Committee has met with the Company’s management and the Company’s independent public auditors, Ernst & Young LLP. The Audit Committee has discussed with the independent public auditors their independence from management and the Company including reviewing the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees,as amended. The Audit Committee also has discussed with the independent public auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 and related matters with the Company’s management and the Company’s independent public auditors, reviewed the Company’s Annual Report on Form 10-K. Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also has approved the selection of Ernst & Young LLP as the Company’s independent auditors for 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given the opportunity to make as statement if they desire to do so, and they are expected to be available to respond to appropriate questions. Fees charged by Ernst & Young LLP for 2002 were: Audit fees — $282,307; Audit-related fees — $1,372; Tax fees — $144,812; and All other fees — $1,500. The Audit Committee considered whether the provision by Ernst & Young LLP of the services entitled “Audit-related fees,” “Tax fees” and “All other fees” above is compatible with maintaining Ernst & Young LLP’s independence.

AUDIT COMMITTEE

Richard A. Kozak, Chairman
Clyde A. Heintzelman
Byron F. Marchant

  Nominating Committee

      The Board of Directors maintains a Nominating Committee, which is comprised of Messrs. Marchant, Kozak and Tosé. Mr. Marchant serves as the Chairman. The purposes of the Nominating Committee are to recommend persons for membership on the Board, including consideration of shareholder nominations, and to establish criteria and procedures for the selection of new directors. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information, and providing confirmation of the nominee’s consent to serve as a director. The Nominating Committee was formed in April 2003.

     Compensation Committee

      The Compensation Committee, which met five times in 2002, consists of Messrs. Heintzelman, Latham and Barrett. Mr. Heintzelman serves as Chairman. The Compensation Committee determines the compensation of our Chief Executive Officer and President, reviews and approves our benefit plans and the compensation of the other executive officers and administers the Amended and Restated 1997 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and other executive officer benefit plans.

     Report of the Compensation Committee

      The Committee reviews the performance and compensation levels for executive officers and recommends salary and bonus levels and option grants under the Company’s incentive plans. The Committee strives to ensure that compensation serves to motivate and retain executive officers while also being in the best interests of the Company and its stockholders. The philosophy of the Committee is to attract and retain highly qualified people at industry competitive compensation levels, and to link the financial interests of the Company’s senior management to those of the Company’s stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s success in meeting performance objectives adopted annually as described below. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve performance goals which are integral to the Company’s business objectives approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The Company’s compensation structure has three general components: (i) base salary, (ii) annual cash bonuses and (iii) long term incentive compensation, principally stock option and restricted stock grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

      In the early part of each fiscal year, the Committee reviews with Mr. Tosé and approves, with any modifications it deems appropriate, salary levels for the Company’s executive officers. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the executive’s performance, the ability of the executive to manage the growth of the Company, the length of the executive’s service to the Company, any increase in the responsibilities assumed by the executive and inflation. Salary adjustments, if any, are determined by the Committee upon recommendation from the Chief Executive Officer (in the case of compensation for executive officers other than the Chief Executive Officer) and the Committee.

      The Company uses performance bonuses to reflect the level of involvement and success of its senior executives in achieving annual corporate goals and sets specific performance-related targets in a budget that is approved by the Board. The awards earned depend on the extent to which TCS and individual performance objectives are achieved.

      The Committee believes that the award of options and other stock-based compensation provides meaningful long-term incentives that are directly related to the enhancement of the Company’s stockholder value. Our Stock Incentive Plan provides the means through which executive officers can build an investment in the Company that will align their economic interests with the interest of the Company’s stockholders. Under our Amended and Restated 1997 Stock Incentive Plan, the Committee is authorized to determine the vesting of each option and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options vest in installments over a period of years. The Committee believes that the grant of stock options has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in an extremely competitive environment. To date, all options granted under the Stock Incentive Plan have been granted with an exercise price equal to the fair market value of our Class A Common Stock on the date of the grant. In determining the number of option shares to grant to senior executives, the Committee considers the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. Stock options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002.

      In advising the Board with respect to the Chief Executive Officer’s compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside of the industry with which we compete for executive talent. Mr. Tosé’s 2002 base salary was established on the basis of the foregoing criteria and was intended to provide a level of stability and certainty to TCS and its stockholders. Attainment of corporate revenue and operating results goals for the prior year, the importance of providing Mr. Tosé with continuing incentives while controlling costs, and Mr. Tosé’s longstanding contributions to TCS’ success were evaluated in determining the cash and non-cash incentive compensation awarded.

      Section 162(m) of the Internal Revenue Code generally sets a limit of one million dollars ($1,000,000) on the amount of compensation paid to senior executives (other than enumerated categories of compensation, including performance based compensation) that may be deducted by a publicly-held company. The Committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company’s Stock Incentive Plan is currently excluded from the one million dollar limit as “qualified performance-based compensation” under the rules contained in applicable Treasury regulations.

None of the Company’s senior executives received compensation in 2002 in excess of the limits imposed under Section 162(m).

COMPENSATION COMMITTEE

Clyde A. Heintzelman (Chairman)
Weldon H. Latham
Andrew C. Barrett

EXECUTIVE COMPENSATION

      The following table shows all compensation earned in each of the last three years by TCS’ Chief Executive Officer and TCS’ four other most highly paid executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2002. The following table includes payments made to each of these executive officers in lieu of accrued vacation in the column captioned “Other Annual Compensation” and matching contributions made by TCS under its 401(k) plan and health and life insurance premiums paid by TCS in the “All Other Compensation” column.

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Securities	Restricted
		Base			Underlying	Share	All Other
Name and Principal Position	Year	Salary	Bonus	Other	Options	Grants	Compensation

Maurice B. Tosé	2002	$369,005	$160,000	$28,399	135,000	120,000	$13,445
President, CEO and	2001	342,210	113,412	26,345	455,000	—	14,392
Chairman of the Board	2000	311,100	98,850	—	—	—	12,991
Richard A. Young	2002	251,922	110,000	21,807	75,000	90,000	12,138
Executive Vice President,	2001	240,636	25,000	1,745	250,000	—	12,239
Chief Operating Officer	2000	201,313	55,000	28,125	—	—	10,838
Thomas Brandt, Jr.	2002	205,101	100,000	11,833	63,000	85,000	13,713
Senior Vice President and	2001	188,216	20,000	10,859	125,000	—	14,439
Chief Financial Officer	2000	170,342	40,000	4,918	—	—	13,038
Drew A. Morin	2002	215,201	76,980	15,217	63,000	85,000	12,141
Senior Vice President and	2001	180,145	20,000	11,353	125,000	—	13,617
Chief Technical Officer	2000	157,179	50,000	13,430	—	—	12,216
Timothy J. Lorello	2002	205,104	52,055	16,763	63,000	55,000	10,416
Senior Vice President —	2001	180,145	20,000	10,393	125,000	—	9,142
Chief Marketing Officer	2000	157,179	50,000	2,928	—	—	7,741

      The following tables provide information about options granted, exercised and held by the executive officers named in the Summary Compensation Table of December 31, 2002. The value of unexercised in-the-money options at year end is based on the December 31, 2002 market closing price of $2.01 per share, less the exercise price per share, multiplied by the number of shares underlying the options.

Option Grants in 2002

	Individual Grants				Potential Realizable
					Value At Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		For Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted	2002	Per Share	Date	5%	10%

Maurice B. Tosé	135,000	7.28%	$3.10	2/15/2012	$263,192	$666,981
Richard A. Young	75,000	4.05%	3.10	2/15/2012	146,218	370,545
Thomas M. Brandt, Jr.	63,000	3.40%	3.10	2/15/2012	122,823	311,258
Drew A. Morin	63,000	3.40%	3.10	2/15/2012	122,823	311,258
Timothy J. Lorello	63,000	3.40%	3.10	2/15/2012	122,823	311,258

Aggregate Option Exercises in 2002 and Option Values at December 31, 2002

			Number of
			Securities Underlying		Value of Unexercised In-
	Number of		Unexercised Options		The-Money Options at
	Shares		at December 31, 2002		December 31, 2002
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Maurice B. Tosé	—	—	113,750	476,250	—	—
Richard A. Young	60,203	$67,852	79,900	273,868	$34,626	$19,553
Thomas M. Brandt, Jr.	—	—	193,629	178,378	206,324	23,570
Drew A. Morin	—	—	31,250	156,750	—	—
Timothy J. Lorello	35,000	48,374	169,724	171,076	190,037	24,641

      The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2002. The equity compensation plans of the Company include the Third Amended and Restated 1997 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan. None of the plans have outstanding warrants to purchase shares of our Class A common stock or Class B common stock. Our stockholders have approved all plans.

Equity Compensation Plan Information(1)

	Number of Securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available
	exercise of	outstanding	for future issuance
	outstanding options	options and	under equity
Plan Category	and rights	rights	compensation plans

Equity compensation plans approved by stockholders	6,838,008	$2.93	1,728,234
Equity compensation plans not approved by stockholders	—	—	—

(1)	As a result of the merger of XYPOINT Corporation (“XYPOINT”) with the Company effective January 15, 2001 and the merger of ReachNet, Inc. (“Reachnet”) with the Company effective February 14, 2001, the Company assumed the options issued under the XYPOINT 1995, 1997 and 2000 Stock Option Plans and the ReachNet 2000 Stock Incentive Plan. As of December 31, 2002, 296,273 shares of our Class A common stock were reserved for future issuance upon the exercise of the outstanding stock options assumed in the mergers at a weighted average exercise price of $4.80. No further options may be granted under the XYPOINT 1995, 1997 and 2000 Stock Option Plans or the ReachNet 2000 Stock Incentive Plan.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Company’s Class A Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and a mobile data index prepared by the company of the following relevant publicly traded companies in the mobile data sector: 724 Solutions Inc.; Aether Systems, Inc.; @Road, Inc.; AvantGo, Inc.; GoAmerica, Inc.; i3 Mobile, Inc.; InfoSpace, Inc.; Intrado, Inc.; Novatel Wireless, Inc.; Openwave Systems, Inc.; and Research in Motion Limited. The composition of the Mobile Data Index has been changed from last year as follows: Motient Corporation filed for bankruptcy in May 2002 and has been deleted, OmniSky Corporation filed for bankruptcy in October 2002 and has been deleted, and SignalSoft Corporation was acquired by Openwave Systems, Inc. in July 2002; Openwave is already in the index. The information provided is from August 7, 2000, the date of the Company’s Initial Public Offering through December 31, 2002.

      The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Employment Agreements

      We have entered into employment agreements with Messrs. Young, Brandt, Morin and Lorello which became effective February 1, 2001, and provide for their individual annual salaries and gives them the opportunity to participate in bonus or incentive compensation plans of the Company, if any. The agreements had an initial term of one year from the effective date, and automatically extend for additional one-year increments until terminated by TCS or the individuals. Pursuant to the agreements, vesting of any stock options awarded to the individuals shall be immediately accelerated in the event of a change of control as defined in the agreements.

      The individuals may resign their employment voluntarily by giving 30 days notice to the Board of Directors. If we terminate any of the individuals without cause or if the individual resigns with good reason, he is entitled to receive from us his earned bonus plus an amount equal to the greater of the salary he would have received during the balance of the term of the employment contract, or six months. Under the agreements, “cause” means committing an act of gross negligence or other willful act that materially adversely affects TCS, acts of dishonesty involving fraud or embezzlement or being convicted or pleading no contest to a felony involving theft or moral turpitude. Under the agreements, “good reason” includes circumstances that constitute a mater diminution in authority, require the individual to physically relocate more than 75 miles and any material breach by the Company of its obligations under the agreement. If we terminate an individual’s employment without cause, or if he resigns for good reason, within 12 months of a change in control, he is entitled to receive from us an amount based upon his annual salary. Mr. Young is entitled to receive two times his annual salary, and the other individuals are entitled to receive one times their annual salary.

CERTAIN TRANSACTIONS

Tax Loans and Transaction with Senior Executives

      In 2001, the Company offered its employees a tax loan arrangement to assist them with the payment of taxes incurred from the exercise of TCS stock options. All of the loans to the named executive officers were repaid in 2002 with interest in accordance with the loan terms. The amounts of the loans were limited to the tax liability incurred by the employee and carried an interest rate of 6.0% per annum. The term of the loans was for one year with equal quarterly payments of principal plus accrued interest.

      From April until October 2001, TCS made a series of loans to Richard A. Young, its Executive Vice President and Chief Operating Officer. All of the loans were evidenced by promissory notes bearing interest at rates of 6.0% to 6.5% per annum, and Mr. Young executed agreements pledging certain of his TCS Class A Common Stock plus certain of his outstanding TCS stock options as security for repayment of the loans. Half of the principal plus the accrued interest were paid in March 2002 and the remaining principal and accrued interest were paid in September 2002.

      In April 2001, TCS made a loan to Drew A. Morin, its Senior Vice President and Chief Technology Officer. The loan was evidenced by a promissory note bearing interest at the rate of 6.0% per annum and Mr. Morin executed agreements pledging certain of his TCS Class A Common Stock as security for repayment of the loan. In March 2002, the entire principal amount and accrued interest were paid.

      From August 1999 until July 2001, TCS made a series of loans to Timothy J. Lorello, its Senior Vice President and Chief Marketing Officer. All of the loans were evidenced by promissory notes bearing interest at market rates, and Mr. Lorello executed agreements pledging certain of his TCS Class A Common Stock plus certain of his outstanding TCS stock options as security for repayment of the loans. Half of the principal plus the accrued interest were paid in March 2002 and the remaining principal and accrued interest were paid in September 2002.

      In August 2001, TCS loaned Maurice B. Tosé, its President, Chief Executive Officer and Chairman of the Board, $2.5 million evidenced by a promissory note bearing interest at 7.5% per annum. In connection with the loan, Mr. Tosé executed and delivered a Stock Pledge Agreement pledging as security for the loan, 3,000,000 shares of his TCS Class B Common Stock. The outstanding principal plus accrued interest were fully paid in August 2002.

      TCS recently entered into a lease with Annapolis Partners LLC to explore the opportunity of relocating its Annapolis offices to a planned new real estate development. Mr. Tosé owns a controlling voting and economic interest in Annapolis Partners LLC and he also serves as one of its members. The financial and many other terms of the lease have not yet been established. The lease is subject to several contingencies and rights of termination. Our Board of Directors will evaluate this opportunity along with alternatives that are or may become available in the relevant time periods and there is no assurance that we will enter into a definitive lease at this new development site.

Registration Rights

      On December 14, 1999, TCS entered into a Registration Rights Agreement in which TCS granted registration rights to certain stockholders and warrant holders, including GE Capital and Signal Equity, holding an aggregate of 3,505,480 shares of our Class A Common Stock. Pursuant to the agreement, these stockholders have the right, subject to certain restrictions set forth in the agreement, to require that TCS register, at its expense, on no more than two occasions, any or all of the shares of their Class A Common Stock that were issued upon the conversion of their Series A Preferred stock, provided that such shares are not then eligible for resale without registration and without regard to volume or time limitations under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). In addition to these demand registration rights, and subject to certain restrictions set forth in the agreement, these stockholders may require TCS to file an unlimited number of registration statements on Form S-3 under the Securities Act if that form is available for TCS’ use. In each case, the managing underwriter has the right to limit the number of securities registered in such required registration.

      The agreement also provides that if at any time TCS proposes to register any of its securities under the Securities Act (subject to the restrictions described above, and other than securities issued in connection with a demand registration, an employee stock option plan or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145 under the Securities Act), the stockholders who are parties to the agreement will be entitled to notice of the registration and will have the right to include their shares in the registration and, provided that such shares are not then eligible for resale without registration and without regard to volume or time limitations under Rule 144 under the Securities Act and provided further that the managing underwriter will have the right to limit the number of securities included in the registration. TCS must pay for all expenses in connection with these registrations, other than underwriters’ discounts and commissions.

ITEM 2 —	PROPOSAL TO APPROVE THE THIRD AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

      In 1997, we adopted a stock incentive plan to promote our long-term growth and profitability by providing our employees, directors and consultants with incentives to improve stockholder value and to contribute to our growth and financial success. On April 11, 2000, our Board of Directors approved an amendment and restatement of our 1997 Stock Incentive Plan which increased the total number of shares reserved for issuance under the plan from 6,466,803 to 8,904,110. The stockholders approved the 2000 amendment and restatement on June 15, 2000.

      On April 23, 2001, our Board of Directors approved a second amendment and restatement of the Amended and Restated 1997 Stock Incentive Plan contingent upon approval of the stockholders. The second amendment and restatement increased the number of shares of our Class A Common Stock available for issuance under the plan from 8,904,110 to 11,904,110 shares. The stockholders approved the second amendment and restatement of the Amended and Restated 1997 Stock Incentive Plan on June 19, 2001.

      The second amendment and restatement also added a limit on the number of awards that anyone may receive under the plan in any given year. The plan provides that awards covering no more than 1,500,000 shares may be granted to any individual in a fiscal year, with the exception that in order to enable us to recruit effectively, awards covering up to 2,000,000 shares may be granted to an individual in his or her first year of employment with us.

      On April 28, 2003, our Board of Directors approved a third amendment and restatement of the Amended and Restated 1997 Stock Incentive Plan (the “Plan”) contingent upon approval of the stockholders. The third amendment and restatement increased the number of shares of our Class A Common Stock available for issuance under the Plan by 4,000,000 shares for a total of 15,904,110 shares.

      This increase in authorized shares, and a change in the name of the Plan, are the only changes that the amendment and restatement makes to the Plan as previously approved by the stockholders. Immediately prior to the date the amendment and restatement was approved by the Board of Directors, 7,067,913 shares were subject to the outstanding awards issued under the Plan and 725,315 remained available for new awards.

      As of April 30, 2003, options covering 11,179,335 shares of Class A Common Stock had been granted under the Plan. The following table shows information regarding the distribution of those options among the persons and groups identified below.

Aggregate Past Grants Under the Third Amended and Restated 1997 Stock Incentive Plan

			Number of Shares
			Underlying Options as of
			4/30/2003
	Number of	Number of Shares
Name and Position	Options Granted	Acquired on Exercise	Exercisable	Unexercisable

Maurice B. Tosé	590,000	—	158,750	431,250
Chairman of the Board, President, and Chief Executive Officer, Director Nominee
Richard A. Young	612,763	168,995	104,900	338,868
Executive Vice President and Chief Operating Officer
Thomas M. Brandt, Jr.	469,508	97,501	214,419	157,588
Senior Vice President and Chief Financial Officer
Drew A. Morin	1,057,973	869,973	52,040	135,960
Senior Vice President and Chief Technology Officer
Timothy J. Lorello	853,242	512,442	190,514	150,286
Senior Vice President and Chief Marketing Officer
Current Executive Officers, as a group	4,048,396	1,648,911	870,623	1,528,862
Current Non-Executive Directors, as a group	368,274	15,411	276,321	76,542
Clyde A. Heintzelman	68,733	—	53,733	15,000
Director Nominee
Richard A. Kozak	68,733	—	53,733	15,000
Director Nominee
Weldon H. Latham	68,733	15,411	38,322	15,000
Director Nominee
Byron F. Marchant	68,733	—	53,733	15,000
Director Nominee
Non-Executive Employees, as a group	3,658,284	362,332	1,499,843	1,796,109

      The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which appears as Appendix B to this Proxy Statement.

General

      Purpose: The purpose of the Plan is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success by enabling us to attract, retain and reward the best available people.

      Shares Available under the Plan: The limits on shares available under the Plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends or stock splits or reverse splits, and may be adjusted in the event of any spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any change which is part of a transaction resulting in a change in control. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Class A Common Stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the withheld and surrendered shares will thereafter be available for further awards under the Plan. As of April 29, 2003, the fair market value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on the Nasdaq-National Market, was $1.81.

      Administration: Our Compensation Committee is currently the administrator of the Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee’s employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

      In the event of changes in our Class A Common Stock by reason of any stock dividend, stock split, or reverse stock split, the administrator will make adjustments to the number of shares covered by and the exercise price and other terms of outstanding awards. In the event of any other changes affecting us, our capitalization or our Class A Common Stock, by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange, other than any change that is part of a transaction resulting in a change in control, the administrator may without the consent of holders of awards, make any other adjustments in outstanding awards. This includes, but is not limited to, reducing the number, kind and price of shares subject to awards.

      Without the consent of holders of awards, whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles.

      Participation: Participation in the Plan is open to all of our or any of our affiliates’ employees, officers, directors and other individuals providing bona fide services to us or our affiliates, as selected by the administrator from time to time. As of April 30, 2003, seven directors and approximately five hundred employees, officers and consultants were eligible to participate in the Plan.

Type of Awards

      The Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

      Stock Options: The Plan allows the administrator to grant either awards of incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options; provided, however, that only our employees or employees of our parent or subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of Class A Common Stock, by a combination of cash and shares, or by any other means the administrator approves.

      Stock Appreciation Rights: The Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of Class A Common Stock, or in a combination of both, having an aggregate value equal to the amount by which the fair market value of the underlying shares appreciates from the grant date until the exercise date.

      Stock Awards and Phantom Stock Awards: The Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Class A Common Stock, or in a combination of both.

      Performance Awards: The Plan allows the administrator to grant performance awards which become payable in cash, in shares of Class A Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or us or our affiliate as a whole, over such performance period as the administrator may designate.

      Other Stock-Based Awards: The Plan allows the administrator to grant stock-based awards which may be denominated in cash, Class A Common Stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into Class A Common Stock, or any combination of the foregoing. These awards may be paid in Class A Common Stock or other securities, in cash, or in a combination of Class A Common Stock, other securities and cash.

Awards Under the Plan

      Because participation and the types of awards available for grant under the Plan are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the amended and restated Plan is approved are not currently determinable.

Amendment and Termination

      Our Board of Directors may terminate, amend or modify the Plan or any portion thereof at any time.

Federal Income Tax Consequences

      The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the Plan as amended and restated, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

      Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option.

If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

      If the option holder fails to comply with the employment requirement, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

      Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. We will withhold taxes from any ordinary income recognized by the option holder due to exercise. The option holder’s basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      Disallowance of Deductions: The Code disallows deductions by publicly held corporations with respect to compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a Plan that limits the number of shares that may be issued to any individual and which is approved by the Company’s stockholders.

      The Board recommends that the stockholders vote “FOR” the approval of the Third Amended and Restated 1997 Stock Incentive Plan.

OTHER MATTERS

      We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that Messrs. Brandt and White will vote the proxies in accordance with their best judgment.

      The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2002, will be mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Company’s 2002 Annual Report on Form 10-K, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 Attention: Bob Bannon, Director, Investor Relations.

APPENDIX A

TeleCommunication Systems, Inc.

Audit Committee Charter

Purpose

      The Audit Committee is appointed by the Board to be directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company and to assist in Board oversight of (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent auditors and (4) the performance of the Company’s internal control functions and independent outside auditors.

Committee Membership

      The Audit Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence, experience and expertise requirements of the Nasdaq Stock Market, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission. At all times at least one member of the Audit Committee shall be a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

      The members of the Audit Committee shall be appointed by the Board and serve for periods designated by the Board consistent with the rules and regulations of the Nasdaq Stock Market, Securities and Exchange Commission and the Bylaws of the Company. Audit Committee members may be removed and replaced by a majority vote at any meeting scheduled by the Board.

Committee Powers, Authority, Duties and Responsibilities

1.	The Audit Committee shall be directly responsible for and shall have the sole authority to (i) appoint, retain, terminate and replace the independent auditors of the Company, (ii) compensate the independent auditors on behalf of the Company, (iii) evaluate and oversee the work and performance of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (iv) resolve disagreements between management and the independent auditors regarding financial reporting. Approval of the annual engagement letter with the independent auditors, including all fees charged, is the sole responsibility of the Audit Committee. The independent auditors shall report directly to the Audit Committee.

2.	The Audit Committee shall approve in advance the provision by the independent auditors of all audit and permissible non-audit services, including tax services and any other special services. The Audit Committee will be given sufficient advance written notice of all requested services from the Company and its independent auditors in order to review the merits of such requests with the Company and the independent auditors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

3.	The Audit Committee shall review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices, the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” the adequacy of internal controls that could significantly affect the Company’s financial statements, any material correcting adjustments that have been identified by the independent auditor, any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities, any potential conflicts of interest by management or any Board members, and other matters related to the conduct of the audit or the results thereof which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee shall, based on such review, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the past fiscal year.

4.	The Audit Committee shall review analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the company’s financial statements and the ramifications of the use of alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

5.	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” prior to the filing of its Form 10-Q. The Audit Committee shall also review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to their release.

6.	The Audit Committee shall meet periodically with management, the accounting personnel responsible for internal controls and the independent auditors to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the security and integrity of the Company’s internal and commercial IT and data processing systems. The Audit Committee shall also meet with the accounting personnel responsible for internal controls or other appropriate finance-accounting and other Company staff to review and evaluate the Company’s internal control and business processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.

7.	The Audit Committee shall review in advance any major proposed changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal controls personnel or management.

8.	The Audit Committee shall receive periodic reports, at least twice annually, from the independent auditor regarding (a) the auditors’ independence, (b) the auditors’ internal quality-control procedures, (c) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (d) any steps taken to deal with any such issues, and (e) all relationships between the independent auditors and the Company. The Audit Committee shall discuss such reports with the auditor and take appropriate action on any disclosed relationship to satisfy itself of the auditor’s independence.

9.	The Audit Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The Audit Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

10.	The Audit Committee shall recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

11.	The Audit Committee shall evaluate the performance of the independent auditor and, if so determined by the Audit Committee, have the exclusive authority to terminate and replace the independent auditors (subject, if deemed appropriate, to shareholder ratification).

12.	The Audit Committee shall review the appointment and replacement of the senior finance and accounting executive. The Audit Committee shall also review overall accounting and financial human resources and succession planning for such functions within the Company on an annual basis.

13.	The Audit Committee shall review the significant reports to management prepared by the accounting personnel responsible for internal controls to address compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and management’s responses thereto prior to finalization of such reports.

14.	The Audit Committee shall review disclosures made to it by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

15.	The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the annual audit and other examinations of the Company’s quarterly, annual and other financial information. The Audit Committee shall also review with the accounting personnel responsible for internal controls or other appropriate Company staff and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

16.	The Audit Committee shall obtain from the independent auditor assurance that the Company is in compliance with Section 10A of the Securities Exchange Act of 1934, which pertains to the auditor’s responsibility when the auditor discovers an illegal act.

17.	The Audit Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to any such problems or difficulties set forth in any management letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)	Any changes required in the planned scope of the internal audit.

18.	The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in this report for the proxy statement, including fees relating to the audit.

19.	The Audit Committee shall review with the Company’s general counsel and appropriate outside counsel retained by the Company legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies, processes and any material reports or inquiries received from external counsel, regulators or governmental agencies, as well as any legal matters with customers, suppliers, employees, or shareholders.

20.	The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21.	The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet at least semi-annually with the chief financial officer and the members of management, and the independent auditors in separate executive sessions.

22.	The Audit Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

23.	The Audit Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Audit Committee accompanied by any recommendations to the Board and shall keep a record of the Audit Committee’s acts.

24.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

25.	The Audit Committee shall annually review its own performance. The Audit Committee shall have the authority to retain independent counsel or other advisors, as it determines necessary to carry out its duties, and the Company shall provide appropriate funding therefor as determined by the Audit Committee.

26.	The Audit Committee shall review the compliance report for Section 404 of the Sarbanes-Oxley Act of 2002 to be jointly prepared by the independent auditor and the Company’s outside counsel.

27.	The Audit Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board or as may be required by Securities and Exchange Commission rules and regulations.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations of, or implement the policies and procedures recommended by the Audit Committee to assure compliance with, laws and regulations and the Company’s code of business conduct and ethics. This is the responsibility of management. Adopted by the Board of Directors on April 28, 2003

APPENDIX B

TELECOMMUNICATION SYSTEMS, INC.

THIRD AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

      TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), established and maintains the TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan which is hereby amended and restated again in its entirety and shall henceforth be known as the TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan (the “Plan”). This Plan is a continuation, and amendment and restatement, of the TeleCommunication Systems, Inc. 1997 Stock Option Plan, and the Telecommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan, the provisions of which shall continue to control with respect to any options outstanding thereunder that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code to the extent necessary to preserve such status. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

      The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

      Under this Plan, except where the context otherwise indicates, the following definitions apply:

      (a) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

      (b) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

      (c) “Board” shall mean the Board of Directors of the Company.

      (d) “Change in Control” means:

(i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Company Voting Stock”);

(ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

(iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

(iv) individuals who were the Board’s nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or

(v) the dissolution or liquidation of the Company;

provided, however, that the term “Change in Control” does not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.

      (e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (f) “Common Stock” shall mean shares of Class A common stock of the Company, par value of one cent ($0.01) per share.

      (g) “Fair Market Value” shall mean, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2.1(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

      (h) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.	Administration

      (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

      (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant

Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

      The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

      The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

      (c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

      (e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

      (f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

      Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 15,904,110 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

      Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be 1,500,000 shares, provided, however, that such maximum number shall be 2,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate. Such per individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

      Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested prior to the date the individual first performs such services.

6.	Awards

      The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

      (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

      (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

      (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

      (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

      (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

      (f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

      (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

      (b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

      (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

      (d) Adjustments for Corporate Transactions and Other Events.

(i)	Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

(iii)	Pooling of Interests Transactions. In connection with any business combination authorized by the Board, the Administrator, in its sole discretion and without the consent of the holders of the Awards, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards, in whole or in part, regardless of the vested status of the Award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

(iv)	Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

      (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

      (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

      (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

      (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. As initially adopted, the Plan was originally effective on August 20, 1997. As amended and restated herein, the Plan is effective upon April 28, 2003, subject to receiving stockholder approval at the 2003 Annual Meeting of Stockholders or such other special meeting of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on April 10, 2010. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Initial Amendment and Restatement Approved by the Board: April 11, 2000
Date Initial Amendment and Restatement Approved by the Stockholders: June 15, 2000
Date Second Amendment and Restatement Approved by the Board: April 23, 2001
Date Second Amendment and Restatement Approved by the Stockholders: June 19, 2001
Date Third Amendment and Restatement Approved by the Board: April 28, 2003
Date Third Amendment and Restatement Approved by the Stockholders: June      , 2003

TELECOMMUNICATION SYSTEMS, INC.

Annapolis, Maryland 21401

ANNUAL MEETING JUNE 12, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Thomas M. Brandt, Jr. and Bruce A. White, and each of them, proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 12, 2003, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401 and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
TELECOMMUNICATION SYSTEMS, INC.

June 12, 2003

â   Please Detach and Mail in the Envelope Provided  â

A    [X] Please mark your
             vote as in this
             example.

					The Board of Directors unanimously recommends a vote "FOR" each of the following proposals:
		FOR all nominees listed at right	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
1.	Election of Directors.	[ ]	[ ]	Nominees:	Maurice B. Tosé Clyde A. Heintzelman Richard A. Kozak Weldon H. Latham Byron F. Marchant	2.	TO APPROVE THE THIRD AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.	[ ]	[ ]	[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)

___________________________________________________

The undersigned hereby acknowledges receipt of notice of said meeting and the related statement.

IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE "FOR" ALL FIVE DIRECTOR NOMINEES AND PROPOSAL 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE

SIGNATURE(S)_____________________________________________________________________________________  Date _________________________, 2003
NOTE:	Please sign exactly as name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.